Exhibit 10.24

September 2, 2025

Via email (to [***])

Scott Millard
[***]
[***]

Re:    Amendment to Employment Agreement

Dear Scott:

This letter amends our previous agreement dated and executed on August 29, 2025 (the “Agreement”) regarding the employment opportunity available to you with Sprinklr, Inc. (“Sprinklr” or the “Company”) in the following respects:

1.    The Start Date in the Agreement is amended from September 12, 2025 to September 22, 2025.

2.    In Sections 3 and 4 of the Agreement, references to equity to be granted on September 15, 2025, which is subject to approval by the Compensation Committee of the Board of Directors of the Company, will be amended to reflect a proposed September 25, 2025 grant date.

3.    All other terms and conditions of the Agreement shall remain in full force and effect. From the date of this letter, all references to the term “Agreement” in this letter or in the original Agreement shall include the terms contained in this Amendment.

We are excited about your new opportunity with Sprinklr! Kindly sign your name at the end of this letter to signify your understanding and acceptance of these terms.

Here’s to an amazing journey together!

Sincerely,

/s/ Joy Corso ______________________ Joy Corso Chief Administrative Officer	Agreed to and Accepted by: /s/ Scott Millard _____________________ Name: Scott Millard Date: September 2, 2025